                                                                  EXHIBIT (e)(1)


                         FORM OF DISTRIBUTION AGREEMENT

                                 AETNA GET FUND

                              10 STATE HOUSE SQUARE
                        HARTFORD, CONNECTICUT 06103-3602




      AGREEMENT made this 1st day of January, 2002, by and between Aetna GET Fund (the "Trust") and ING Pilgrim Securities, Inc. ("Distributor"), a Delaware corporation.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end investment company and offers its shares continuously to separate accounts of insurance companies ("Separate Accounts") to serve as an investment option under variable annuity contracts or variable life insurance policies issued by the insurance companies; and its shares may be sold in the future to separate accounts of other affiliated or unaffiliated insurance companies; and

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, the Trust and the Distributor wish to enter into this Agreement whereby the Distributor will act as the Trust's principal underwriter for the sale of shares of the Portfolios listed on the attached Schedule of Portfolios comprising the Trust to the Separate Accounts;

      NOW, THEREFORE, the parties hereto agree as follows:

I. Appointment of the Distributor

      The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Trust to sell shares of the Trust's Portfolios to the Separate Accounts and any other persons, and the Distributor hereby accepts such appointment.

II. Purchase of Shares from the Trust

      A. The Trust herewith engages the Distributor to act as exclusive distributor of the shares of its separate series, and any other series which may be designated from time to time hereafter ("Portfolios"), named and described on the Schedule of Portfolios attached hereto and made a part of this Agreement by reference. Said sales shall be made only to investors eligible to invest in a registered investment company consistent with such company's serving as an investment vehicle for variable annuities and variable life insurance company contracts.
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Distributor need not hold itself available to receive by mail, telex and/or telephone, orders for the purchase of shares.

      B. All shares sold by the Distributor under this Agreement shall be sold at the net asset value per share ("Offering Price") determined in the manner described in the Trust's prospectus, as it may be amended from time to time.

III. Redemption of Shares by the Trust

      A. Any of the outstanding shares of each Portfolio may be tendered for redemption at any time, and the Trust agrees to redeem any such shares so tendered in accordance with the applicable provisions of the prospectus and the Trust's Declaration of Trust and By-Laws. The redemption price is the net asset value per share next determined after the initial receipt of proper request for redemption.

      B. The right to redeem shares or to receive payment with respect to any redemption may be suspended only in accordance with applicable law.

IV. Duties of the Trust

      A. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the shares of the Trust.

      B. The Trust shall take, from time to time, subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized shares and to register shares under the Securities Act of 1933, as amended (the "1933 Act"), in order that there will be available for sale at least the number of shares as investors may reasonably be expected to purchase.

V. Duties of the Distributor

      In selling the shares of the Trust, the Distributor shall use its best efforts to conform with the requirements of all applicable federal and state laws and regulations, and the regulations of the NASD, relating to the sale of such securities. Except as provided below, the Distributor is not authorized by the Trust to give any information or make any representations, other than those contained in the registration statement for the Trust and its shares, the prospectus, and any sales literature specifically approved by a principal of the Distributor. The Distributor shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Trust's operations are being conducted in an manner consistent with any applicable law or regulations. Nothing contained in this Agreement shall prevent the Distributor from entering into distribution agreements with other investment companies.

VI. Allocation of Expenses

      A. The Trust will pay the following expenses in connection with the sales and distribution of shares of the Portfolios.

         1. expenses pertaining to the preparation of its audited and certified financial statements to be included in any amendments ("Amendments") to the Trust's registration statement under the 1933 Act, including the prospectus and Statement of Additional Information ("SAI") included therein;

         2. expenses pertaining to the preparation, printing, and distribution of any reports or communications, including the prospectus and SAI, which are sent to existing shareholders of the Trust;

         3. filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the shares; and

         4. expenses of the Trust's administration, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including, but not limited to, any taxes and other governmental charges in connection therewith.

      B. The Distributor will pay the following expenses:

         1. expenses of printing additional copies of the prospectus and SAI and any Amendments or supplements thereto which are necessary to continue to offer shares of the Trust's portfolios to the public; and

         2. expenses pertaining to the printing of additional copies, for use by the Distributor as sales literature, of reports or other communications which have been prepared for distribution to existing shareholders of the Trust or incurred by the Distributor in advertising, promoting and selling shares of the Trust's Portfolios.

VII. Compensation

      The Trust shall not pay any compensation to the Distributor for its services as a distributor hereunder, nor shall the Trust reimburse the Distributor for any expenses related to such services except to the extent permitted under a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"). Distributor may receive a fee described in any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act.

VIII. Records

      All records maintained by the Distributor in connection with this Agreement shall be the property of the Trust and shall be returned to the Trust upon termination of this

Agreement, free from any claims or retention of rights by the Distributor. The Distributor shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information, only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

IX. Duration and Termination of this Agreement

      This Agreement shall become effective on the date first written above or on such later date approved by the Trust's Board of Trustees ("Board"), including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect through December 31, 2002, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Portfolios or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement.

      This Agreement may be terminated at any time without penalty on at least sixty (60) days' notice by the Trust's Board or by a majority vote of its shareholders, with respect to any Portfolio by a majority vote of the shareholders of the capital stock of such Portfolio, or by the Distributor on sixty (60) days' notice.

      This Agreement shall terminate automatically in the event of its assignment.

X. Amendment

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by the requisite number of outstanding shares of the Trust. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Manager.

XI. Miscellaneous

      This Agreement shall be subject to the laws of the State of Delaware and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein, the terms "Net Asset Value," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

XII. Liability

      Nothing contained herein shall be deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder, or by reason of the Distributor's reckless disregard of its obligations and duties hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers below as of the day and year first above written.


                                     AETNA GET FUND


                                     By:
                                            -------------------------------
                                     Name:
                                     Title:

                                     ING PILGRIM SECURITIES, INC.


                                     By:
                                            -------------------------------
                                     Name:  Michael J. Roland
                                     Title: Executive Vice President

                             SCHEDULE OF PORTFOLIOS
                               WITH RESPECT TO THE
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                 AETNA GET FUND AND ING PILGRIM SECURITIES, INC.


Portfolios
----------

Series D

Series E

Series G

Series H

Series I

Series J

Series K

Series L

Series M

Series N

Series P

Series Q

                                                                 EXHIBIT (e)(1)


                                     AMENDED

                                   SCHEDULE A


                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                           ING FUNDS DISTRIBUTOR, INC.

                          EFFECTIVE AS OF APRIL 3, 2002



SERIES
------

Series D

Series E

Series G

Series H

Series I

Series J

Series K

Series L

Series M

Series N

Series P

Series Q

Series R

Series S*

Series T*


      *This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.

                                     AMENDED

                                   SCHEDULE A


                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                           ING FUNDS DISTRIBUTOR, INC.

                          EFFECTIVE AS OF JUNE 26, 2002



SERIES
------

Series D

Series E

Series G

Series H

Series I

Series J

Series K

Series L

Series M

Series N

Series P

Series Q

Series R

Series S

Series T

Series V*

Series W*



*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.